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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.

                                       ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 3, 1998